Exhibit 4.5

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of December 2, 2005 ("Agreement") between INTERACTIVE BRAND DEVELOPMENT, INC., a Delaware corporation (the "Debtor"), and IIG CAPITAL, LLC, a New York limited liability company, as agent for IIG TRADE OPPORTUNITIES FUND NV (the "Secured Party").

RECITALS

WHEREAS, Internet Billing Company, LLC (the “Borrower”) and the Secured Party have entered into a Credit and Security Agreement dated as of December 31, 2004 (as amended, modified, supplemented or renewed from time to time, the “Credit Agreement”);

WHEREAS, subsequent to the commencement of the Credit Agreement, the Debtor acquired and completed the acquisition of 100% of the equity interest in Media Billing Company, LLC, which owns 100% of the equity interests in the Borrower;

WHEREAS, pursuant to a request of the Debtor, the Borrower, the Secured Party and the Guarantors are entering into a First Amendment to Credit and Security Agreement and Consent Agreement dated the date hereof (the “Amendment”) pursuant to which the Secured Party will, among other things: (i) forbear declaring certain defaults under the Credit Agreement, (ii) increase the Maximum Advance Commitment, and (iii) extend the Termination Date;

WHEREAS, in connection with and as a condition to the execution of the Amendment, the Debtor is executing a guaranty in favor of the Secured Party (the “IBD Guaranty”); and

WHEREAS, it is an additional condition to the execution, delivery and performance by the Secured Party of the Amendment that the Debtor execute and deliver this Agreement to secure both its obligations under the IBD Guaranty and the Borrower’s obligations under the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, to induce the Secured Party to execute, deliver and perform the Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees as follows:

1.

Defined Terms. Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code of the State of New York (the "UCC") are used herein as defined in the UCC.

2.

Grant of Security. The Debtor hereby grants to the Secured Party a continuing security interest in and Lien on all of the Debtor's right, title and interest in and to all of the property and assets of the Debtor, whether now or hereafter existing or now owned or hereafter acquired and wherever located (the "Collateral"), including, without limitation, the following:

(a)

All equipment in all of its forms, wherever located, including, without limitation, all machinery and other goods, furniture, furnishings, fixtures, office supplies and other tangible personal property and all parts thereof and all accessions thereto, together with all parts, fittings, special tools, alterations, substitutions, replacements and accessions thereto (collectively, the "Equipment");

(b)

All inventory in all of its forms, wherever located, including, without limitation, (i) all supplies, goods, incidentals, packaging materials and all other items which contribute to the finished product or to the promotion or sale thereof (ii) all raw materials and work in process, finished goods, and materials used or consumed in manufacture or production, (iii) goods in which the Debtor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Debtor has an interest or right as consignee), and (iv) goods which are returned to or repossessed by the Debtor, and, with respect to all of the foregoing, all additions thereto, substitutions therefor, accessions thereto and products thereof (collectively, the "Inventory"), and all documents and documents of title, whether relating to or covering any of the foregoing, or otherwise;

(c)

All accounts, accounts receivable, contract rights, chattel paper, instruments, acceptances, notes, drafts, acceptances and other forms of obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, together with all ledger sheets, files, records and documents relating to any of the foregoing, including all computer records, programs, storage media and computer software useful or required in connection therewith (collectively, the "Receivables"), and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any Receivables (the "Related Contracts");

(d)

All rights under all other contracts and agreements to which the Debtor is a party;

(e)

All trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, together with the goodwill associated therewith, including, but not limited to, those described on Schedule 2(e) hereto, and all reissues, amendments, extensions or renewals thereof and all licenses thereof (collectively, the "Trademarks");

(f)

All letters patent of the United States or any other country, and all applications therefor, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described on Schedule 2(f) hereto, and all reissues, continuations, divisionals, continuations-in-part or extensions thereof and all licenses thereof (collectively, the "Patents");

(g)

All copyrights, copyrighted works or any item which embodies such copyrighted work of the United States or any other country, and all applications therefor, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described on Schedule 2(g) hereto, and all derivative works, extensions or renewals thereof (collectively, the "Copyrights");

(h)

All computer hardware and software, including, without limitation, all rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk, or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes (collectively, “Computer Hardware and Software”);

(i)

All motor vehicles and trailers owned by the Debtor, including, without limitation, those described on Schedule 2(i) hereto (the "Motor Vehicles");

(j)

All right, title and interest, in, to and under, all deposit and other accounts maintained by the Debtor at any bank or other financial institution;

(k)

All commercial tort claims set forth on Schedule 2(k) hereto;

(l)

All general intangibles, including payment intangibles, good will and tax refunds;

(m)

All rights and claims in or under any policy of insurance, including, but not limited to, insurance for fire, damage, loss and casualty, whether covering real property or personal property, or tangible or intangible property;

(n)

All other personal property of the Debtor, including, without limitation, all other goods, documents, instruments, general intangibles, investment property (including, without limitation, all securities, security entitlements, securities accounts, commodity contracts and commodity accounts), letters of credit, letter-of-credit rights, and money; and

(o)

All books and records (whether computerized or in any other form or medium), proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a) through (n) of this Section 2) and, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee or additional insured thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral, and any and all products, renewals, replacements, substitutions, additions, accessions, rents, issue, royalties and profits of any and all of the foregoing Collateral, in all cases whether now owned or hereafter acquired or arising.

3.

Security for Obligations. The Collateral secures the prompt and complete payment and performance when due of the Obligations and of Debtor’s obligations under the IBD Guaranty.

4.

Debtor Remains Liable. Notwithstanding anything contained herein to the contrary, (a) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights or remedies hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Secured Party shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.

Representations and Warranties. The Debtor represents and warrants to the Secured Party as follows:

(a)

The Debtor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own or lease and operate its properties and to conduct its business as now being conducted, and (iii) is duly qualified and in good standing as a foreign corporation, and is authorized to do business, under the laws of each jurisdiction where the character of the properties owned or leased and operated by it or the transaction of its business makes such qualification or authorization necessary.

(b)

The Debtor has full power and authority to execute, make and deliver this Agreement, which has been duly authorized by all necessary and proper corporate action (including, without limitation, by the Board of Directors and stockholders of the Debtor), and to incur and perform its obligations hereunder. Except in connection with the filings to record or perfect security interests and Liens granted to the Secured Party in the Collateral, in the jurisdictions set forth on Schedule 5(b) attached hereto and made a part hereof, no consent, authorization or approval or other action by, and no notice, registration or filing with, any Governmental Authority or other Person, or the taking of any other action, is required: (i) for the grant by the Debtor of the lien granted hereby, (ii) for the perfection or the exercise by the Secured Party of its rights and remedies hereunder, or (iii) execution, delivery and performance by the Debtor of this Agreement or any such other agreements, documents and instruments.

(c)

This Agreement constitutes the valid and legally binding obligations of the Debtor, enforceable in accordance with its terms.

(d)

The execution, delivery and performance by the Debtor of this Agreement does not and will not: (i) violate or conflict with any requirement of law; (ii) violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any agreement, document, instrument, order, judgment, decree, or other contractual obligation of the Debtor or by which any of its properties or assets are bound or affected; or (iii) result in or require the creation or imposition of any lien, security interest, charge or other encumbrance upon any property or assets of the Debtor except as contemplated by this Agreement.

(e)

All of the Collateral is located at the addresses specified in Schedule 5(e) hereto and made a part hereof. The chief place of business and chief executive office of the Debtor and the office where the Debtor keeps its books and records concerning the Collateral are located at the address set forth in Schedule 5(e). All originals of all chattel paper, negotiable documents and instruments, including, without limitation, all notes, chattel paper and other instruments contained in the Collateral, have been delivered to the Secured Party. Except for the foregoing, none of the Receivables or other Collateral is evidenced by chattel paper, negotiable documents or instruments.

(f)

The Debtor owns the Collateral free and clear of any Lien, except for (i) the Lien created by this Agreement and (ii) liens set forth on Schedule 5(f) hereto and made a part hereof (the “Permitted Liens”). Except for the financing statements filed in connection with Permitted Liens, no effective financing statement or other instrument or other security interest or Lien similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

(g)

The Debtor conducts, and for the past five years has conducted, no business under any name or trade name other than Interactive Brand Development, Inc., which is the Debtor’s legal name, and ____________________. Debtor’s federal tax identification number is ______________ and its corporate identification number is _____________________.

(h)

Except for the Collateral heretofore delivered to the Secured Party, the Debtor has exclusive possession and control of all Collateral at the addresses specified in Schedule 5(e) attached hereto and made a part hereof.

(i)

The Debtor has the right to use all Patents, Trademarks and Copyrights, all Computer Hardware and Software, and all other rights, free from materially burdensome restrictions, which are necessary for the operation of its business as presently conducted. There is not pending or, to the knowledge of the Debtor, threatened any claim or litigation against or affecting the Debtor contesting the validity of any of the Patents, Trademarks or Copyrights, Computer Hardware or Software, or other rights.

(j)

Except for the Permitted Liens, this Agreement creates a valid, perfected, first priority Lien in the Collateral, securing the payment of the Obligations.

6.

Further Assurances. (a) The Debtor agrees that at any time and from time to time, at the expense of the Debtor, the Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect the lien granted or purported to be granted hereby, to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, or otherwise in furtherance of the transactions contemplated by the Credit Agreement. Without limiting the generality of the foregoing, the Debtor will: (i) at the request of the Secured Party, mark conspicuously each document, instrument and each agreement included in the Collateral and, at the request of the Secured Party, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such Collateral is subject to the lien granted hereby; (ii) if any Receivable or other item of Collateral shall be evidenced by a note, chattel paper or other instrument, deliver such to the Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the lien granted or purported to be granted hereby.

(b)

The Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, or amendments thereto, and such other instruments or notices, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor where permitted by law. A facsimile or photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)

The Debtor will furnish to the Secured Party at any time and from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request.

(d)

The Debtor will defend the Collateral against all claims and demands of all Persons (other than the Secured Party and holders of Permitted Liens) claiming an interest therein. The Debtor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral.

7.

Certain Covenants. The Debtor shall:

(a)

Keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in Schedule 5(e) hereto.

(b)

Keep the Collateral (other than Inventory sold in the ordinary course of business) at the places therefor specified in Schedule 5(e) hereto.

(c)

Except as otherwise provided in this Agreement, the Debtor may continue to collect, at its own expense, all amounts due or to become due to the Debtor under the Receivables. In connection with such collections, the Debtor may take (and, after the occurrence of an Event of Default (as hereinafter defined), at the Secured Party's request, shall take) such action as the Secured Party may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Secured Party shall have the right at any time after the occurrence of an Event of Default, upon written notice to the Debtor, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Secured

Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor thereunder directly to the Secured Party and, at the expense of the Debtor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in such manner and to such extent as the Secured Party may deem necessary or appropriate. After receipt by the Debtor of the notice from the Secured Party referred to in the proviso in the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Debtor in respect of the Receivables shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Debtor and shall be forthwith paid over to the Secured Party in the same form as received (with any necessary endorsement) to be held as cash Collateral or to be applied to the Obligations as determined by the Secured Party, (ii) the Debtor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor obligor thereof, or allow any credit or discount thereon, other than any discount allowed for prompt payment permitted in writing on the applicable invoice, and (iii) the Debtor shall not withdraw any funds from any accounts maintained by the Debtor at the Secured Party.

(d)

Cause the Equipment to be maintained and preserved in good working order and condition, ordinary wear and tear excepted;

(e)

Promptly notify the Secured Party in writing of any loss or damage to the Collateral;

(f)

Not sell, assign (by operation of law or otherwise), lease, mortgage, transfer or otherwise dispose of (other than Inventory sold in the ordinary course of business) all or any portion of the Collateral or any of its other assets or properties, or create or suffer to exist any lien upon or with respect to any of the Collateral or any of its other assets or properties, except for Permitted Liens;

(g)

Not use or permit the Collateral to be used for any unlawful purpose or in any violation of any law, statute, rule or regulation;

(h)

Not permit the Collateral to become a part of or to be affixed to any real property;

(i)

Take all reasonable steps to maintain and enforce the Trademarks, Patents and Copyrights, including but not limited to (1) payment of all fees, (2) prosecuting infringers if failure to do so would materially and adversely affect the business of Debtor and (3) diligently pursuing any application or registration material to the business of the Debtor.

(j)

Immediately notify the Secured Party upon incurring or otherwise obtaining a commercial tort claim other than as set forth on an Schedule 2(k), hereto, and, upon the request of the Secured Party, enter into an amendment to this Agreement, in form and substance satisfactory to the Bank, and such other documents and agreements, and take such other action, as the Bank may deem necessary or appropriate to grant in favor of the Secured Party a Lien in and to each such commercial tort claim.

(k)

The Debtor shall promptly notify the Bank upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of deposit accounts, investment property,

letter-of-credit rights or electronic chattel paper and, upon the request of the Secured Party, promptly execute such other documents, and do such other acts or things deemed appropriate by the Secured Party to deliver to the Secured Party control with respect to such Collateral; promptly notify the Secured Party upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of documents or instruments and will promptly execute such other documents, and do such other acts or things deemed appropriate by the Secured Party to deliver to the Secured Party possession of such documents which are negotiable and instruments, and, with respect to nonnegotiable documents, to have such nonnegotiable documents issued in the name of the Secured Party; and with respect to Collateral in the possession of a third party, obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party, all in form and substance satisfactory to the Secured Party.

8.

Secured Party Appointed Attorney-in-Fact. The Debtor hereby irrevocably appoints the Secured Party the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, after the occurrence of an Event of Default, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation, (a) to obtain and adjust insurance required to be maintained, (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (c) to receive, endorse, assign, and collect any and all checks, notes, drafts and other negotiable and non-negotiable instruments, documents and chattel paper, and the Debtor waives notice of presentment, protest and non-payment of any instrument, document or chattel paper so endorsed or assigned, (d) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral, and (e) to sell, transfer, assign or otherwise deal in or with the Collateral and the proceeds and products thereof, as full and effectually as if the Secured Party were the absolute owner thereof and to otherwise do such acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Neither the Secured Party nor any attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law provided the same is not the result of gross negligence or willful misconduct. The Debtor hereby ratifies and approves all acts of the Secured Party, as its attorney-in-fact, and the Secured Party, as its attorney-in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. These powers, being coupled with an interest, are irrevocable and shall continue until all of the Obligations are indefeasibly paid in full and this Agreement is terminated. After the occurrence of an Event of Default, the Debtor also authorizes the Secured Party, at any time and from time to time, to communicate in its own name with any party to any contract, agreement or instrument included in the Collateral with regard to the assignment of such contract, agreement or instrument and other matters relating thereto. The Secured Party may, but shall be under no obligation to, take any of the foregoing actions and the Secured Party shall have no liability or responsibility for any act or omission taken with respect thereto.

9.

The Secured Party May Perform. If the Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the incurred in connection therewith shall be payable by the Debtor.

10.

The Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other Person pertaining to any Collateral.

11.

Event of Default. The term “Event of Default” shall mean an Event of Default as such term is defined in the Credit Agreement.

12.

Remedies; Distribution of Proceeds. If any Event of Default shall have occurred, the Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or any Uniform Commercial Code of any applicable jurisdiction, which rights shall be cumulative, and also may (i) require the Debtor to, and the Debtor hereby agrees that it will at its expense and upon the request of the Secured Party, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place and time to be designated by the Secured Party, (ii) enter the premises where any of the Collateral is located, completing any work in progress, preparing any Collateral for disposition, disposing of Collateral, taking and carrying away the same, by any of its representatives, with or without legal process, to the Secured Party's places of storage, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Secured Party may deem commercially reasonable. At any such sale the Collateral or any portion thereof may be sold in one lot as an entirety or in separate parcels as the Secured Party in its sole discretion deems advisable. The Secured Party may be the purchaser at any such sale, free from any right of redemption, which the Debtor hereby waives, and payment may be made, in whole or in part, in respect of such purchase price by the application of the Obligations by the Secured Party. The Debtor agrees that, to the extent notice of sale shall be required by law, at least five (5) days' notice to the Debtor of the time and place of any public or private sale is to be made shall constitute reasonable notification. The Debtor shall be obligated for, and the proceeds of sale shall be applied first to, the costs of taking, assembling, finishing, collecting, refurbishing, storing, guarding, insuring, preparing for sale, and selling the Collateral, including the fees and disbursements of attorneys, auctioneers, appraisers and accountants employed by the Secured Party. In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full the Obligations, the Debtor shall remain liable for any deficiency.

13.

Indemnity and Expenses. (a) The Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct. The Debtor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the fees and out-of-pocket disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) filing or recording fees incurred in connection with this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure by the Debtor to perform or observe any of the provisions hereof.

14.

Notices. Except as otherwise expressly provided in this Agreement, any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing and shall be given in the manner provided Section 8 of the IBD Guaranty.

15.

 Entire Agreement. This Agreement contains the entire agreement with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

16.

Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Debtor and the Secured Party or, in the case of a waiver, by the Secured Party. No delay on the part of the Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Secured Party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and shall not preclude the Secured Party from seeking any other remedy available, whether pursuant to applicable law or otherwise.

17.

Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts or choice of law (other than Section 5-1401 of the New York General Obligations Law).

18.

Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Secured Party and the Debtor and their respective successors and assigns. This Agreement is not assignable by the Debtor without the prior written consent of the Secured Party.

19.

Severability. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement shall be or be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

20.

Captions. All section titles or captions contained in this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

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IN WITNESS WHEREOF, the Debtor and the Secured Party have each signed this Agreement as of the date first above written.

INTERACTIVE BRAND DEVELOPMENT, INC.,

Debtor

By: /s/ Gary Spaniak, Jr.

Print Name: Gary Spaniak, Jr.

Print Title: President

IIG CAPITAL, LLC, as agent for

IIG TRADE OPPORTUNITIES FUND NV

Secured Party

By: /s/ Martin Silver

Print Name: Martin Silver

Print Title: Manager

SCHEDULE 2(e)

Trademarks

SCHEDULE 2(f)

Patents

SCHEDULE 2(g)

Copyrights

SCHEDULE 2(i)

Motor Vehicles

SCHEDULE 2(k)

Tort Claims

SCHEDULE 5(b)

Filing Jurisdictions

SCHEDULE 5(e)

Principal Place of Business/Location of Collateral

SCHEDULE 5(f)

Permitted Liens